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                                                                Exhibit No. 99.1

Heller Equipment Asset Receivables Trust 1999-1
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Collections and Distribution


                                                                                         For the Year Ended
   Report Date: January 31, 2002                                                           January 1, 2002
Available Amounts
-----------------

   Scheduled Payments plus Payaheads, net of Excluded Amounts                                61,696,039.01
   Prepayment Amounts                                                                        13,577,863.67
   Recoveries                                                                                 4,170,296.54
   Investment Earnings on Collection Account and Reserve Fund                                   129,052.18
   Late Charges                                                                                 231,735.11
   Servicer Advances                                                                          2,433,984.90

   Total Available Amounts                                                                   82,238,971.41
   -----------------------                                                                   -------------

Payments on Distribution Date
-----------------------------

   Trustee Fees (only applicable pursuant to an Event of Default)                                     0.00
   Unreimbursed Servicer Advances to the Servicer                                                     0.00
   Servicing Fee, if Heller Financial, Inc. is not the Servicer                                       0.00
   Interest due to Class A-1 Notes                                                                    0.00
   Interest due to Class A-2 Notes                                                                    0.00
   Interest due to Class A-3 Notes                                                            2,908,546.89
   Interest due to Class A-4 Notes                                                            1,761,601.08
   Interest due to Class B Notes                                                                215,637.80
   Interest due to Class C Notes                                                                211,052.44
   Interest due to Class D Notes                                                                325,013.96
   Class A-1 Principal Payment Amount                                                                 0.00
   Class A-2 Principal Payment Amount                                                                 0.00
   Class A-3 Principal Payment Amount                                                        68,651,516.12
   Class A-4 Principal Payment Amount                                                                 0.00
   Class B Principal Payment Amount                                                           2,199,831.50
   Class C Principal Payment Amount                                                           2,210,805.40
   Class D Principal Payment Amount                                                             963,643.02
   Additional Principal to Class A-2 Notes                                                            0.00
   Additional Principal to Class A-3 Notes                                                    3,334,178.06
   Additional Principal to Class A-4 Notes                                                            0.00
   Additional Principal to Class B Notes                                                              0.00
   Additional Principal to Class C Notes                                                              0.00
   Additional Principal to Class D Notes                                                              0.00
   Servicing Fee, if Heller Financial, Inc. is the Servicer                                           0.00
   Deposit to the Reserve Fund                                                                (542,854.86)
   Excess to Certificateholder                                                                        0.00

   Total distributions to Noteholders and Certificateholders                                 82,238,971.41
   ---------------------------------------------------------                                 -------------
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

Reserve Fund Schedule
---------------------
   ADCB as of the end of the Collection Period                                                  54,701,313.62
   Required Reserve Amount (ending ADCB * 0.70%)                                                   382,909.20
   Initial Reserve Fund balance                                                                    925,764.06
   Deposit to Reserve Fund - excess funds                                                                0.00
   Interim Reserve Fund Balance                                                                    925,764.06
   Current period draw on Reserve Fund for Reserve Interest Payments                                     0.00
   Current period draw on Reserve Fund for Reserve Principal Payments                              542,854.86
   Excess to Certificateholder                                                                           0.00
   Ending Reserve Fund balance                                                                     382,909.20

   Reserve Fund balance as a percentage of ADCB as of the end of the Collection Period                  0.70%


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Heller Equipment Asset Receivables Trust 1999-1
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Note Factors



     Class A-1
     ---------
     Class A-1 principal balance                                         0.00
     Initial Class A-1 principal balance                       130,040,761.00

     Note factor                                                  0.000000000

     Class A-2
     ---------
     Class A-2 principal balance                                         0.00
     Initial Class A-2 principal balance                        66,680,434.00

     Note factor                                                  0.000000000

     Class A-3
     ---------
     Class A-3 principal balance                                16,963,268.18
     Initial Class A-3 principal balance                       135,293,633.00

     Note factor                                                  0.125381127

     Class A-4
     ---------
     Class A-4 principal balance                                31,345,216.00
     Initial Class A-4 principal balance                        31,345,216.00

     Note factor                                                  1.000000000

     Class B
     -------
     Class B principal balance                                   2,782,630.66
     initial Class B principal balance                           9,663,831.00

     Note factor                                                  0.287942811

     Class C
     -------
     Class C principal balance                                   2,226,089.76
     Initial Class C principal balance                           7,731,065.00

     Note factor                                                  0.287940893

     Class D
     -------
     Class D principal balance                                   2,901,888.98
     Initial Class D principal balance                           3,865,532.00

     Note factor                                                  0.750708824


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Heller Equipment Asset Receivables Trust 1999-1
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Pool Data



Pool Data
ADCB as of the first day of the Collection Period                                                                    132,252,008.18
ADCB as of the last day of the Collection Period                                                                      54,701,313.62

DCB as of the first day of the Collection Period of Contracts that became Defaulted Contracts                          5,896,141.81
Number of Contracts that became Defaulted Contracts during the period                                                            86

DCB of Contracts as of the last day of the Collection Period that became Prepaid Contracts                            11,197,969.88
Number of Prepaid Contracts as of the last day of the Collection Period                                                          94

DCB of Contracts as of the last day of the Collection Period that were added as Substitute Contracts                     296,665.38
Number of Substitute Contracts as of the last day of the Collection Period                                                        1

DCB of Contracts as of the last day of the Collection Period that became Warranty Contracts                               69,595.83
Number of Warranty Contracts as of the last day of the Collection Period                                                          3

Recoveries collected relating to Defaulted Contracts as of the last day of  the Collection Period                      4,170,296.54


Delinquencies and Losses                                                       Dollars               Percent
------------------------                                                       -------               -------

     Current                                                                51,886,715.18              94.85%
     31-60 days past due                                                     1,607,554.97               2.94%
     61-90 days past due                                                       586,474.63               1.07%
     Over 90 days past due                                                     620,568.84               1.13%
                                                                            -------------             ------
     Total                                                                  54,701,313.62             100.00%

     31+ days past due                                                       2,814,598.44               5.15%

 (i) Cumulative ADCB of Defaulted Contracts (cumulative gross losses to date)                  13,069,220.91
(ii) Cumulative Recoveries realized on Defaulted Contracts                                      6,145,687.11
     Cumulative net losses to date ((i)-(ii))                                                   6,923,533.80
     Cumulative net losses as a percentage of the initial ADCB                                          1.79%